Exhibit 99.1

Marlin Technology Corporation Announces the Separate Trading of Class A Ordinary Shares and

Redeemable Warrants Commencing March 5, 2021

LOS ANGELES, March 4, 2021 /PRNewswire/ — Marlin Technology Corporation (the “Company”) (Nasdaq: FINM) today announced the holders of the Company’s units may elect to separately trade the Class A ordinary shares and redeemable warrants underlying the units commencing on March 5, 2021. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the Nasdaq Stock Market under the symbol FINMU and the Class A ordinary shares and the redeemable warrants will trade under the symbols FINM and FINMW, respectively.

The units were initially offered by the Company in an underwritten offering. A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on January 12, 2021.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.